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                                                                      Exhibit 21


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                                                                   Jurisdiction of Incorporation
    Subsidiaries of the Registrant                                        or Organization
    ------------------------------                                        ---------------
        Portfolio Recovery Associates, L.L.C.                                 Delaware
        PRA AG Funding, LLC                                                   Delaware
        PRA Holding I, LLC                                                    Virginia
        PRA III, LLC                                                          Virginia
        PRA Receivables Management, LLC                                       Virginia
        which does business as Anchor Receivables Management
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